As filed with the Securities and Exchange Commission on April 15, 2014 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

 __________________________________

CARDICA, INC.

(Exact name of Registrant as specified in its charter)

__________________________________

Delaware	3841	94-3287832
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

900 Saginaw Drive

Redwood City, California 94063

(650) 364-9975

(Address, including zip code and telephone number, of Registrant’s principal executive offices)

_____________________________________

Bernard A. Hausen, M.D., Ph.D.

Chief Executive Officer

Cardica, Inc.

900 Saginaw Drive

Redwood City, California 94063

(650) 364-9975

(Name, address, including zip code and telephone number, including area code, of agent for service)

________________________________________________

Copies to:

Mark B. Weeks Brett D. White Cooley LLP 3175 Hanover Street Palo Alto, California 94111 (650) 843-5000	David J. Saul Ropes & Gray LLP 1900 University Avenue 6th Floor East Palo Alto, California 94303 (650) 617-4000

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ (File No. 333-194039)

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	5,175,000 shares	$0.85	$4,398,750	$567
Series A Convertible Preferred Stock, par value $0.001 per share	6,874 shares	$85.00	$584,290	$76
Common Stock, par value $0.001 per share(4)	687,400	--	--	--
Total			$4,983,040	$643

(1)

The shares of Series A Convertible Preferred Stock and Common Stock being registered pursuant to this Registration Statement are in addition to the 184,600 shares of Series A Convertible Preferred Stock (plus an additional 18,460,000 shares of Common Stock issuable upon conversion thereof) and 32,200,000 shares of Common Stock registered pursuant to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-194039).

(2)	Based on the public offering price.

(3)

The Registrant certifies to the Securities and Exchange Commission that it has instructed its bank to pay the Commission the filing fee set forth above for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on April 16, 2014), that it will not revoke such instructions, and that it has sufficient funds in such account to cover the amount of such filing fee.

(4)

The number of shares reflects the shares issuable pursuant to the conversion of the shares of Series A Convertible Preferred Stock being registered. Pursuant to Rule 457(i) under the Securities Act of 1933, no additional fee is payable with respect to these shares.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

        This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional shares of Common Stock, par value $0.001 per share, and Series A Convertible Preferred Stock, par value $0.001 per share, of Cardica, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-1 (Registration No. 333-194039), which was declared effective by the Commission on April 15, 2014, and is being filed solely for the purpose of increasing the number of shares of (a) Common Stock to be offered in the public offering by 5,175,000 shares, (b) Series A Convertible Preferred Stock to be offered in the public offering by 6,874 shares, and (c) Common Stock issuable pursuant to the Series A Convertible Preferred Stock to be offered in the public offering by 687,400 shares.

The required opinions and consents are listed on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on April 15, 2014.

Cardica, Inc.

By:	/s/ Robert Y. Newell
Robert Y. Newell
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director	April 15, 2014
Bernard A. Hausen, M.D., Ph.D.	(Principal Executive Officer)

/s/ Robert Y. Newell	Chief Financial Officer	April 15, 2014
Robert Y. Newell	(Principal Financial and Accounting Officer)

*	Director	April 15, 2014
Kevin T. Larkin

*	Director	April 15, 2014
Richard P. Powers

*	Director	April 15, 2014
Jeffrey L. Purvin

*	Director	April 15, 2014
John Simon, Ph.D.

*	Director	April 15, 2014
William H. Younger, Jr.

*Pursuant to Power of Attorney

By: /s/ Robert Y. Newell

         Robert Y. Newell

Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Cooley LLP (included in Exhibit 5.1).

24.1

Power of Attorney (see page II-3 of the Registration Statement on Form S-1 (File No. 333-194039), filed with the Securities and Exchange Commission on February 20, 2014 and incorporated herein by reference.